SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2003

HILLENBRAND INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

700 State Route 46 East
Batesville, Indiana	47006-8835
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7000

Not Applicable
(Former name or former address,
if changed since last report.)

SIGNATURES
Press Release

Item 5. OTHER EVENTS.

     On September 8, 2003, Hillenbrand Industries, Inc. (the Company) announced that it has signed a definitive agreement to acquire Advanced Respiratory, Inc. (Advanced Respiratory), a privately held manufacturer and distributor of non-invasive airway clearance products and systems — known as The Vest airway clearance system. The purchase price will be $83 million, subject to certain adjustments, with additional payments not to exceed $20 million based on Advanced Respiratory achieving certain revenue growth targets. The acquisition will be funded out of the Company’s cash on hand and is expected to have a modestly accretive impact to the Company’s earnings in fiscal year 2004. The Company expects to close the acquisition by mid-to-late October 2003, subject to regulatory clearance, approval by Advanced Respiratory’s shareholders and other closing conditions. This announcement is more fully described in the press release filed as Exhibit 99 to this Current Report on Form 8-K. The contents of such Exhibit are incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibit.

99	Press release dated September 8, 2003 issued by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND INDUSTRIES, INC.

DATE:	September 8, 2003	BY:	/S/	Scott K. Sorensen

Scott K. Sorensen
Vice President and
Chief Financial Officer

DATE:	September 8, 2003	BY:	/S/	Gregory N. Miller

Gregory N. Miller
Vice President — Controller and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

99	Press release dated September 8, 2003 issued by the Company.

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